Exhibit 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of voxeljet AG (the “Company”) for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Rudolf Franz, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Chief Financial Officer (Principal Financial Officer)
/s/ RUDOLF FRANZ
Rudolf Franz
Chief Financial Officer
(Principal Financial Officer)

Dated: March 30, 2023